SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 31, 2009 (August 31, 2009)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona (Address of principal executive offices)	85054 (Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On August 31, 2009, Republic Services, Inc. (the “Company”) announced the commencement and the pricing of a private offering of $650 million of Senior Notes due 2019, which announcements were contained in press releases, copies of which are filed under Item 9.01 as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.
On August 31, 2009, the Company announced that it and its subsidiary, Allied Waste North America, Inc., have commenced a cash tender offer to purchase a portion of the following series of outstanding notes: 6.500% Senior Notes due 2010; 5.750% Senior Notes due 2011; 6.375% Senior Notes due 2011; and 6.75% Senior Notes due 2011. A copy of the press release announcing this offer is filed under Item 9.01 as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued August 31, 2009 announcing commencement of bond offering

99.2	Press release issued August 31, 2009 announcing pricing of bond offering

99.3	Press release issued August 31, 2009 announcing commencement of tender offer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 31, 2009

REPUBLIC SERVICES, INC.
By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)